090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150563204-18
Barbara K. Cegavske	Filing Date and Time
Secretary of State	12/28/2015 10:49 AM
State of Nevada	Entity Number
	E0277952015-7

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Lazuriton Nano Biotechnology (U.S.A.) Inc.

2. Description of the original document for which correction is being made:

Annual List of Officers and Directors

3. Filing date of the original document for which correction is being made: 8/10/2015

4. Description of the inaccuracy or defect:

The (i) address of the President and a director, Chih-Yuan Hsiao as 221 E. Walnut Street, #122, Pasadena, CA 91101; (ii) address of the Secretary and Treasurer, Ya-Ju Chang as 221 E. Walnut Street, #122, Pasadena, CA 91101; (iii) spelling of the name of a director as Siu Wan C Hong; (iv) address of a director, Siu Wan C Hong as 221 E. Walnut Street, #122, Pasadena, CA 91101; (v) address of a director, Min-Tsung Hsiao as 221 E. Walnut Street, #122, Pasadena, CA 91101; and (vi) address of a director, Yu-Chih Hsiao as 221 E. Walnut Street, #122, Pasadena, CA 91101.

5. Correction of the inaccuracy or defect:

The (i) address of the President and a director, Chih-Yuan Hsiao is 10F., No. 341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China); (ii) address of the Secretary and Treasurer, Ya-Ju Chang is 10F., No. 341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China); (iii) spelling of the name of a director is Siu Wan C. Kong; (iv) address of a director, Siu Wan C. Kong is 10F., No. 341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China); (v) address of a director, Min-Tsung Hsiao is 10F., No. 341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China); and (vi) address of a director, Yu-Chih Hsiao is 10F., No. 341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China).

6. Signature:

X 蕭智遠	President	12/21/2015
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.